Exhibit 5.1
July 16, 2009
Bowne & Co., Inc.
55 Water Street
New York, New York 10014
Ladies and Gentlemen:
     We have acted as counsel to Bowne & Co., Inc, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities, which may be senior, senior subordinated or subordinated (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (viii) contracts for the purchase and sale of Common Stock (the “Purchase Contracts”); (ix) units consisting of one or more of any of the Debt Securities, Securities Warrants (as defined below), Preferred Stock, Depositary Shares, Purchase Contracts or Common Stock (the “Units”); and (x) Common Stock, Preferred Stock, and Debt Securities that may be issued upon exercise of Securities Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Securities Warrants, the Depositary

Shares, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $150,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.
     The Debt Securities will be issued under an Indenture (the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).
     The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein (the “Depositary”).
     The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein.
     The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein.
     The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein.
     Each party to a Warrant Agreement, Deposit Agreement, Purchase Contract Agreement or Unit Agreement other than the Company is referred to hereinafter as a “Counterparty.”

     The Indenture, the Warrant Agreements, the Deposit Agreements, the Purchase Contract Agreements and the Unit Agreements are each referred to as a “Governing Instrument.”
     We have examined the Registration Statement, a form of the share certificate and the form of the Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (3) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of each Counterparty thereto; (4) at the time of execution, countersignature, issuance and delivery of any Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (5) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto.
     We have assumed further that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will have been duly authorized, executed and delivered by the Company. In addition, we have assumed that (1) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (2) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, countersignature, issuance and delivery of any Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; and (4) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.	With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a certificate of designations in respect of the Preferred Stock in accordance with the Company’s Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms

4.	With respect to the Common Stock Warrants and Preferred Stock Warrants (each, “Equity Warrants”), assuming (a) the taking by the Board of Directors of the

Company of all necessary corporate action to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Equity Warrants, upon payment of the consideration for such Equity Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Equity Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Debt Security Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Debt Security Warrants, upon payment of the consideration for such Debt Security Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Debt Security Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the Deposit Agreement, (b) the due issuance and delivery of the Preferred Stock represented by the Depositary Shares to the Depositary and such Preferred Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

7.	With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the execution and delivery of the Purchase Contract Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
8.	With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued, fully paid and nonassessable, (c) the Debt Securities and Securities Warrants that are components of any Units constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (d) the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement and (e) the Purchase Contracts that are components of any Units constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law

(including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP